Filed Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement File No. 333-189157
May 28, 2014

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authority in each of the provinces of Canada.  A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered.  Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

May 28, 2014

FINAL TERM SHEET
(Floating Rate Senior Notes due 2017)

Issuer:	Enbridge Inc.

Issue of Securities:	Floating Rate Senior Notes due 2017

Principal Amount:	US$500,000,000

Maturity:	June 2, 2017

Spread to LIBOR:	+45 bps

Designated LIBOR Page:	Reuters Screen LIBOR01

Interest Rate Basis:	3-month US dollar LIBOR

Interest Reset and Payment Dates:	March 2, June 2, September 2 and December 2, commencing on September 2, 2014

Interest Determination Dates:	The second London Business Day preceding the first day of such interest period. The initial interest rate will be the 3-month US dollar LIBOR +45 bps, as determined on May 28, 2014.

Day Count Basis:	Actual/360

Initial Price to Public:	100%

Minimum Denominations:	US$2,000 and integral multiples of US$1,000 in excess thereof

Optional Redemption:	None

Trade Date:	May 28, 2014

Settlement Date:	June 4, 2014 (T+5)

CUSIP:	29250N AK1

ISIN:	US29250NAK19

Joint Book-Running Managers:

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
DNB Markets, Inc.
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
Wells Fargo Securities, LLC

Co-Managers:	SMBC Nikko Securities America, Inc. RBS Securities Inc. Credit Agricole Securities (USA) Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authority in each of the provinces of Canada.  A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered.  Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

May 28, 2014

FINAL TERM SHEET
(3.500% Senior Notes due 2024)

Issuer:	Enbridge Inc.

Issue of Securities:	3.500% Senior Notes due 2024

Principal Amount:	US$500,000,000

Coupon:	3.500%

Interest Payment Dates:	Semi-annually on June 10 and December 10, commencing on December 10, 2014

Maturity:	June 10, 2024

Treasury Benchmark:	2.500% due May 15, 2024

U.S. Treasury Yield:	2.441%

Spread to Treasury:	+110 bps

Re-offer Yield:	3.541%

Initial Price to Public:	99.656%

Minimum Denominations:	US$2,000 and integral multiples of US$1,000 in excess thereof

Optional Redemption:

On any date more than three months prior to the maturity date for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

On any date that is on or after the date that is three months prior to the maturity date for an amount equal to the principal amount of the notes redeemed plus accrued but unpaid interest to the redemption date.

Make-Whole Premium:	U.S. Treasury + 15 bps

Trade Date:	May 28, 2014

Settlement Date:	June 4, 2014 (T+5)

CUSIP:	29250N AH8

ISIN:	US29250NAH89

Joint Book-Running Managers:

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
DNB Markets, Inc.
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
Wells Fargo Securities, LLC

Co-Managers:	SMBC Nikko Securities America, Inc. RBS Securities Inc. Credit Agricole Securities (USA) Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authority in each of the provinces of Canada.  A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered.  Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

May 28, 2014

FINAL TERM SHEET
(4.500% Senior Notes due 2044)

Issuer:	Enbridge Inc.

Issue of Securities:	4.500% Senior Notes due 2044

Principal Amount:	US$500,000,000

Coupon:	4.500%

Interest Payment Dates:	Semi-annually on June 10 and December 10, commencing on December 10, 2014

Maturity:	June 10, 2044

Treasury Benchmark:	3.625% due February 15, 2044

U.S. Treasury Yield:	3.281%

Spread to Treasury:	+125 bps

Re-offer Yield:	4.531%

Initial Price to Public:	99.493%

Minimum Denominations:	US$2,000 and integral multiples of US$1,000 in excess thereof

Optional Redemption:

On any date more than six months prior to the maturity date for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

On any date that is on or after the date that is six months prior to the maturity date for an amount equal to the principal amount of the notes redeemed plus accrued but unpaid interest to the redemption date.

Make-Whole Premium:	U.S. Treasury + 20 bps

Trade Date:	May 28, 2014

Settlement Date:	June 4, 2014 (T+5)

CUSIP:	29250N AJ4

ISIN:	US29250NAJ46

Joint Book-Running Managers:

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
DNB Markets, Inc.
BNP Paribas Securities Corp.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
Wells Fargo Securities, LLC

Co-Managers:	SMBC Nikko Securities America, Inc. RBS Securities Inc. Credit Agricole Securities (USA) Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611 or HSBC Securities (USA) Inc. toll-free at 1-866-811-8049.